Exhibit 77(Q)

Exhibits

(a)(1)  Articles Supplementary dated July 9, 2008 to the Articles of Amendment and Restatement dated May 1, 2002 with regard to the creation of ING Global Equity Option Portfolio - Filed as an Exhibit to Post-Effective Amendment No. 42 to the Registrant’s Registration Statement filed on Form N-1A on August 19, 2008 and incorporated by reference.

(a)(2)  Articles Supplementary dated October 15, 2008 to the Articles of Amendment and Restatement dated May 1, 2002 with regard to the creation of ING U.S. Government Money Market Portfolio and an increase in shares – Filed as an Exhibit to Post-Effective Amendment No. 44 to the Registrant’s Registration Statement filed on Form N-1A on October 30, 2008 and incorporated by reference.

(a)(3)  Articles Supplementary dated December 11, 2008 to the Articles of Amendment and Restatement dated May 1, 2002 with regard to the increase of authorized shares for ING Russell Large Cap Index Portfolio – Filed herein.

(e)(1)  Amended Schedule A dated April 28, 2008 to the Sub-Advisory Agreement between ING Investments, LLC and BlackRock Advisors, LLC dated February 2, 2007 – Filed as an Exhibit to Post-Effective Amendment No. 42 to the Registrant’s Registration Statement filed on Form N-1A on August 19, 2008 and incorporated by reference.